UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K


                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


 Date of Report (Date of earliest event reported): June 8, 2005 (June 7, 2005)


                         Allied Security Holdings LLC
            (Exact Name of Registrant as Specified in its Charter)


         Delaware                     333-119127               20-1379003
(State or other jurisdiction    (Commission File Number)     (IRS Employer
     of incorporation)                                      Identification No.)

               3606 Horizon Drive
               King of Prussia, PA                                 19406
              (Address of principal                             (Zip Code)
                executive office)


Registrant's telephone number, including area code:         (610) 239-1260


                                Not Applicable
                ______________________________________________
          Former name or former address, if changed since last report
                        ______________________________


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 5.01 Changes in Control of Registrant.

         On June 7, 2005, pursuant to a credit agreement (the "Credit Agreement") among MacAndrews Finance LLC, as borrower, Ronald O. Perelman and MacAndrews & Forbes Holdings Inc., as guarantors, certain lenders and Bank of America, N.A., as administrative agent ("Agent"), MacAndrews & Forbes Holdings Inc. and SpectaGuard Holding Corporation (together, the "Pledgors") entered into a Pledge Agreement (the "Pledge Agreement") with Agent. Pursuant to the Pledge Agreement, MacAndrews & Forbes Holdings Inc. pledged all of its shares of capital stock of SpectaGuard Holding Corporation ("SpectaGuard"), and SpectaGuard pledged all of its shares of capital stock of SpectaGuard Holding Two Corporation ("SpectaGuard Two"), to Agent as collateral (the "Pledge"). SpectaGuard is beneficially owned by Ronald O. Perelman, a member of the Company's Board of Managers, and SpectaGuard, together with SpectaGuard Two, is the Company's controlling member.

         A default under the Credit Agreement or the Pledge Agreement could cause a foreclosure with respect to the shares of capital stock subject to the Pledge, which could result in a change of control of the Company.

                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              ALLIED SECURITY HOLDINGS LLC


Date: June 8, 2005                            By: /s/ William A. Torzolini
                                                 -----------------------------
                                                 Name:  William A. Torzolini
                                                 Title: Chief Financial Officer